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                                                                    EXHIBIT 2.19


                  SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (this "AMENDMENT") is made and entered into as of the 18th day of July, 2000, by and among CHARTER BEHAVIORAL HEALTH SYSTEMS, LLC, a limited liability company duly organized under the laws of the State of Delaware ("CHARTER"), CHARTER BEHAVIORAL HEALTH SYSTEM OF MANATEE PALMS, LP and CHARTER BEHAVIORAL HEALTH SYSTEM AT MANATEE ADOLESCENT TREATMENT SERVICES, LP ("CHARTER SUBS"), CHARTER ADVANTAGE, LLC, a wholly-owned subsidiary of Charter and a limited liability company duly organized under the laws of the State of Delaware ("CHARTER ADVANTAGE"), and CHARTER MANAGED CARE SERVICES, LLC, a wholly-owned subsidiary of Charter and a limited liability company duly organized under the State of Delaware ("CHARTER MANAGED CARE") (with Charter, Charter Subs, Charter Advantage, and Charter Managed Care being collectively referred to as "THE CHARTER ENTITIES"), and RAMSAY YOUTH SERVICES, INC., a corporation duly incorporated under the laws of the State of Delaware ("BUYER") (with The Charter Entities and Buyer referred to individually as a "PARTY" and collectively as the "PARTIES").

                              W I T N E S S E T H:

         WHEREAS, the Parties have entered into that certain Asset Purchase Agreement dated May 19, 2000 (the "PURCHASE Agreement"), as amended by that certain First Amendment to Asset Purchase Agreement dated June 28, 2000 (as amended by the First Amendment, the "AMENDED PURCHASE AGREEMENT"), pursuant to which Buyer is obligated to purchase and the Charter Entities are obligated to sell the Purchased Assets related to operation of the Facilities known as Manatee Palms, Manatee Adolescent Treatment Services and the Kingsley Center;

         WHEREAS, the Parties desire to amend the Amended Purchase Agreement to change the outside Closing Date;

         NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. CAPITALIZED TERMS. Capitalized Terms contained in this Amendment which are not defined herein shall have those meanings assigned to them in the Amended Purchase Agreement.

2. AMENDMENT OF PURCHASE AGREEMENT. The Amended Purchase Agreement is hereby amended as follows:

         A. The last two sentences of Section 3.1 shall be removed, and shall be replaced in their entirety with the following:

                  "Notwithstanding the previous sentence, the Closing Date must occur on or before August 4, 2000. If the Closing does not occur by August 4, 2000, then this Agreement shall terminate automatically in accordance with Section 8.1, unless Buyer and the Charter Entities mutually agree in writing to extend the Closing Date."

         B. Section 8.1(g) shall be removed in its entirety, and shall be replaced with the following:

                  "(g) this Agreement shall automatically terminate if the conditions in Section 6.3 hereof are not satisfied by August 4, 2000, or such other date as the Buyer an d the Charter Entities mutually agree in writing; and"


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         C. Section 8.1(h) shall be removed in its entirety, and shall be replaced with the following:

                  (h) "this Agreement shall automatically terminate in the event that the Closing does not occur by August 4, 2000, for any reason other than those state in (a) through (g) above, unless Buyer and the Charter Entities mutually agree in writing to extend the Closing Date."

3. PURCHASE AGREEMENT IN FULL FORCE AND EFFECT. The Parties acknowledge and agree that the Purchase Agreement, as amended by this Amendment, is in full force and effect.

4.       MISCELLANEOUS.

         A. INTERPRETATION. This Amendment shall not be construed more strictly against either party hereto regardless of which party is responsible for its preparation, it being agreed that this Amendment was fully negotiated by both parties.

         B. HEADINGS. The titles, captions and headings contained in this Amendment are inserted for convenience of reference only and are not intended to be a part of or to affect in any way the meaning or interpretation of this Amendment.

         C. BINDING EFFECT. This Amendment shall be binding upon and shall inure to the benefit of the parties and their respective heirs, representatives, successors and permitted assigns.

         D. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of Delaware, without regard to the principles of conflicts of laws.

         E. COUNTERPARTS; FAX SIGNATURES. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Amendment, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

         F. ENTIRE AGREEMENT. This Amendment, and the Amended Purchase Agreement, together with all Exhibits, Appendices and Schedules to the Amended Purchase Agreement contain the entire agreement and understanding concerning the subject matter hereof between the parties and specifically supersedes any other agreement or understanding among the parties related to the subject matter hereof.

         G. TIME IS OF THE ESSENCE. Time is of the essence for this Amendment.




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         IN WITNESS WHEREOF, the undersigned have caused their respective duly authorized representatives to execute this Amendment as of the day and year first above written.


                                      CHARTER BEHAVIORAL HEALTH
                                      SYSTEMS, LLC

                                      By:
                                          ------------------------------
                                      Name:
                                          ------------------------------
                                      Title:
                                          ------------------------------


                                      CHARTER BEHAVIORAL HEALTH SYSTEM
                                      OF MANATEE PALMS, LP

                                      By:
                                          ------------------------------
                                      Name:
                                          ------------------------------
                                      Title:
                                          ------------------------------


                                      CHARTER BEHAVIORAL HEALTH SYSTEM AT
                                      MANATEE ADOLESCENT TREATMENT SERVICES, LP

                                      By:
                                          ------------------------------
                                      Name:
                                          ------------------------------
                                      Title:
                                          ------------------------------


                                       CHARTER ADVANTAGE, LLC

                                      By:
                                          ------------------------------
                                      Name:
                                          ------------------------------
                                      Title:
                                          ------------------------------


                                      CHARTER MANAGED CARE SERVICES, LLC

                                      By:
                                          ------------------------------
                                      Name:
                                          ------------------------------
                                      Title:
                                          ------------------------------


                                      RAMSAY YOUTH SERVICES, INC.

                                      By:
                                          ------------------------------
                                      Name:
                                          ------------------------------
                                      Title:
                                          ------------------------------




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